UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2021

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Boulevard,
St. Louis,	Missouri	63105
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report): N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	CNC	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c) Election of Sarah London as Vice Chairman of the Board of Directors of Centene Corporation and Brent Layton as President and Chief Operating Officer of Centene Corporation

Effective September 7, 2021, the Board of Directors (the “Board”) of Centene Corporation (the “Company”) elected Sarah M. London as Vice Chairman of the Board of Directors of Centene Corporation and Brent D. Layton as the Company’s President and Chief Operating Officer. In their new roles, Ms. London and Mr. Layton will each report to Michael F. Neidorff, who will continue to serve as the Company’s Chairman and Chief Executive Officer.

In her role as Vice Chairman, Ms. London will oversee the Company’s Health Care Enterprises division, technology divisions, business digitalization, corporate strategy, quality operations, internal audit, compliance and enterprise risk management. In his role as President and Chief Operating Officer, Mr. Layton will oversee the Company’s markets and products divisions, as well as those areas of the Company responsible for marketing, medical management, international operations, business development, business operations and population health.

Ms. London, age 41, joined the Company in September 2020, and prior to her election as Vice Chairman, served as the Company’s President, Health Care Enterprises and Executive Vice President, Advanced Technology since March 2021. Prior to that, she served as the Company’s Senior Vice President, Technology and Modernization since September 2020. Prior to joining Centene, she served as both Senior Principal and Partner for Optum Ventures from May 2018 to March 2020 and Chief Product Officer of Optum from March 2016 to May 2018. From March 2014 to March 2016, she served as Vice President, Client Management and Operations for Humedica.

Mr. Layton, age 54, has worked for the Company for over 20 years, first as a consultant for five years and then joining the Company as an employee in 2006. Prior to his appointment as the Company’s President and Chief Operating Officer, Mr. Layton served as the Company’s Executive Vice President, Markets, Products, International, and Chief Business Development Officer since January 2021. From July 2016 to December 2020, he served as the Company’s Executive Vice President and Chief Business Development Officer. From September 2011 to June 2016, he served as the Company’s Senior Vice President, Business Development.

Effective with her election as Vice Chairman, Ms. London will have a base salary of $1,250,000 and a target annual cash bonus of 150% of her base salary. Ms. London will remain eligible to participate in the Company’s cash long-term incentive plan, with a target cash opportunity of 150% of her base salary and with the potential to earn up to 200% of her target opportunity. On September 7, 2021, Ms. London was granted a one-time award of 110,000 time-based restricted stock units, which will vest in full on the third anniversary of the date of grant, and received a one-time cash bonus payment of $300,000.

Effective with his appointment as President and Chief Operating Officer, Mr. Layton will have a base salary of $1,100,000 and a target annual cash bonus of 150% of his base salary. Mr. Layton will remain eligible to participate in the Company’s cash long-term incentive plan, with a target cash opportunity of 150% of his base salary and with the potential to earn up to 200% of his target opportunity. On September 7, 2021, Mr. Layton was granted a one-time award of 110,000 time-based restricted stock units, which will vest in full on the third anniversary of the date of grant.

(d) Election of Sarah London as a Member of the Board

On September 7, 2021, Ms. London was appointed to serve on the Company’s Board of Directors. She will serve as a Class III director and stand for election at our 2022 Annual Meeting of Stockholders. Ms. London was also appointed Vice Chairman of the Board.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective September 7, 2021, the Board approved an amendment to the Company’s Amended and Restated By-Laws. Article III, Section 1 of the Amended and Restated By-laws was amended to increase the maximum number of members of the Board from twelve (12) to thirteen (13).

A copy of the Amended and Restated By-laws, as amended, effecting this amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.01 REGULATION FD DISCLOSURE

A copy of the press release announcing the events described in Item 5.02 above is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

In connection with the personnel enhancements contained herein, the “Office of the President” previously announced in the Company’s press release of July 13, 2021 will be renamed the “Office of the Chairman and CEO” and will be comprised of Michael F. Neidorff, Sarah M. London and Brent D. Layton.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. See Exhibit Index.

Exhibit Number	Description
3.1	Amended and Restated By-Laws of Centene Corporation, as amended effective as of September 7, 2021.
99.1	Centene Corporation Press Release issued September 7, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	September 7, 2021	By:	/s/ Christopher A. Koster
Christopher A. Koster Senior Vice President, Secretary and General Counsel